EXHIBIT 10.8(c)

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$ 6,500,000.00	03-24-2006	06-30-2008	932900001-1		932900001-1	22163

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	IRIS International, Inc. 9172 Eton Avenue Chatsworth, CA 91311-5805	Lender:	California Bank & Trust Los Angeles Commercial Banking 550 South Hope Street, Suite 300 Los Angeles, CA 90071

Principal Amount: $6,500,000.00	Date of Agreement: March 24, 2006

DESCRIPTION OF EXISTING INDEBTEDNESS.

The Business Loan Agreement dated May 25, 2004 and the Promissory Note dated February 7, 2002, in the original amount of $6,500,000.00, as amended by those certain Change In Terms Agreements dated March 11, 2002, April 24, 2003, October 8, 2003, May 25, 2004 and July 29, 2005, from IRIS International, Inc. to Lender.

DESCRIPTION OF COLLATERAL.

1) All inventory, equipment, accounts (including but not limited to all health-care-insurance receivables), chattel paper, instruments (including but not limited to all promissory notes), letter-of-credit rights, letters of credit, documents, deposit accounts, investment property, money, other rights to payment and performance, and general intangibles (including but not limited to all software and all payment intangibles); all fixtures; all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies, and commingled goods relating to the foregoing property, and all additions, replacements of and substitutions for all or any part of the foregoing property; all insurance refunds relating to the foregoing property; all good will relating to the foregoing property; all records and data and embedded software relating to the foregoing property, and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media; and all supporting obligations relating to the foregoing property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing property.

DESCRIPTION OF CHANGE IN TERMS.

1) The Maturity date is hereby amended from June 30, 2006 to June 30, 2008

2) The Note is subject to the terms and conditions of that Business Loan Agreement executed by Borrower in favor of Lender, as amended and restated on March 24, 2006

3) The Tangible Net worth covenant is hereby deleted in its entirety

4) The Letter of Credit Subline is hereby amended. See attached Letter of Credit Subline Exhibit

5) The Foreign Exchange Subline is hereby amended. See attached Foreign Exchange Subline Exhibit

All other terms and conditions shall remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FINANCIAL STATEMENT CERTIFICATIONS. The undersigned hereby certifies to California Bank & Trust (“Bank”) that all financial information (“Information”) submitted to Bank now and at all times during the terms of this loan does, and will, fairly and accurately represent the financial condition of the undersigned, all Borrowers and Guarantors. Financial Information includes, but is not limited to all Business Financial Statements (including Interim and Year-End financial statements that are company prepared and/or CPA-prepared), Business Income Tax Returns, Borrowing Base Certificates, Accounts Receivable and Accounts Payable Agings, Personal Financial Statements and Personal Income Tax Returns. The undersigned understands that the Bank will rely on all financial information, whenever provided, and that such information is a material inducement to Bank to make, to continue to make, or otherwise extend credit accommodations to the undersigned. The undersigned covenants and agrees to notify Bank of any adverse material changes in her/his/its financial condition in the future. The undersigned further understands and acknowledges that there are criminal penalties for giving false financial information to federally insured financial institutions.

DEPOSIT AGREEMENT SECURITY. Borrower hereby grants a security interest to Lender in any and all deposit accounts (checking, savings, money market or time) of Borrower at Lender, now existing or hereinafter opened, to secure its Indebtedness hereunder. This includes all deposit accounts Borrower holds jointly with someone else.

FOREIGN EXCHANGE SUBLINE EXHIBIT. An exhibit, titled “Foreign Exchange Subline Exhibit,” is attached to this Agreement and by this reference is made a part of this Agreement just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Agreement.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

IRIS INTERNATIONAL, INC.

By:	/s/ Cesar Garcia	By:	/s/ Martin Parravato
Cesar Garcia, President/CEO of IRIS International, Inc.		Martin Parravato, CFO/Secretary of IRIS International, Inc.

LASER PRO Lending, Ver. 5.48.00.004 Copr. Harland Financial Solutions, Inc. 1997, 2010. All Rights Reserved. - CA L:\CFI\LPL\D20C.FC TR-13807 PR-1 (M)